                             WEIGHTED AVERAGE SHARES
                      Twelve Months Ended December 31, 1996

                                                           PRIMARY        FULLY
                                                           -------        -----

A.  Common Stock                          (Annual)         424,920       424,920
                                          (4th Qtr)        425,335       425,335

    427,259  12-31-95  (Bal. Fwd.)
    427,259  to 03-21-96  80 days  =    33,940,720
    426,359  to 04-10-96  20 days  =     8,507,180
    425,909  to 05-17-96  37 days  =    15,758,633
    425,659  to 05-22-96   5 days  =     2,128,295
    424,659  to 10-30-96 161 days  =    68,370,099
    424,859  to 12-26-96  57 days  =    24,216,963
    433,109  to 12-31-96   5 days  =     2,165,500
    424,209  to  1- 1-97   1 day   =       433,209

                         366 days  =   155,520,599

Average shares outstanding for period =    424,920



               Options - Fully                              33,348
               -------   -----

          Use Higher of Year End Price
             or Average Price

           Year End Price = $32.75
           Ave Price      = $26.85

          Use Year End Price of $32.75


       MZ       1,000 X (32.75_-_10.00)  =   695
                        ---------------
                             32.75

       SN      10,000 X (32.75 - 10.00)  = 6,946
                        ---------------
                             32.75

       MZ       2,900 X (32.75 - 13.50)  = 1,705
                        ---------------
                             32.75

       SN      15,689 X (32.75 - 10.00)   10,898
                        ---------------
                             32.75

       SN       8,333 X (32.75 - 12.00)  = 5,279
                        ---------------
                             32.75

       TW         400 X (32.75 - 12.25)  =   250
                        ---------------
                             32.75

     SN         978 X (32.75 - 13.25)  =   582
                      ---------------
                             32.75

     DD       2,500 X (32.75 - 13.00)  = 1,507
                      ---------------
                             32.75

     MZ       1,045 X (32.75 - 13.00)  =   620
                      ---------------
                             32.75

     AC         400 X (32.75 - 13.00)  =   241
                      ---------------
                             32.75

     TW       1,500 X (32.75 - 13.00)  =   905
                      ---------------
                             32.75

     SN       4,000 X (32.75 - 17.75)  = 1,832
                      ---------------
                             32.75

     MZ       2,000 X (32.75 - 17.75)  =   916
                      ---------------
                             32.75

     DD       1,000 X (32.75 - 17.75)  =   458
                      ---------------
                             32.75

     TW       1,000 X (32.75 - 17.75)  =   458
                      ---------------
                             32.75

     AC         100 X (32.75 - 17.75)  =    46
                      ---------------
                             32.75

               Options - Primary                             29,069
               -------   -------

               Average Price for the Year
                         $26.85


     MZ       1,100 X (26.85 - 10.00)  =   628
                      ---------------
                             26.85

     SN      10,000 X (26.85 - 10.00)  = 6,276
                      ---------------
                             26.85

     SN      15,689 X (26.85 - 10.00)    9,846
                      ---------------
                             26.85

     SN       8,333 X (26.85 - 12.00)  = 4,607
                      ---------------
                             26.85

     MZ       2,900 X (26.85 - 13.50)  = 1,442
                      ---------------
                             26.85

     TW         400 X (26.85 - 12.25)  =   218
                      ---------------
                             26.85

     SN         978 X (26.85 - 13.25)  =   495
                      ---------------
                             26.85

     DD       2,500 X (26.85 - 13.00)  = 1,290
                      ---------------
                             26.85

     MZ       1,045 X (26.85 - 13.00)  =   539
                      ---------------
                             26.85

     AC         400 X (26.85 - 13.00)  =   206
                      ---------------
                             26.85

     TW       1,500 X (26.85 - 13.00)  =   774
                      ---------------
                             26.85

     SN       4,000 X (26.85 - 17.75)  = 1,356
                      ---------------
                             26.85

     MZ       2,000 X (26.85 - 17.75)  =   678
                      ---------------
                             26.85

     DD       1,000 X (26.85 - 17.75)  =   339
                      ---------------
                             26.85

     TW       1,000 X (26.85 - 17.75)  =   339
                      ---------------
                             26.85

     AC         100 X (26.85 - 17.75)  =    34
                      ---------------
                             26.85


       TOTAL SHARES 4TH QUARTER                          458,868       454,404
                                                         =======       =======

       TOTAL SHARES YEAR END                             458,268       453,989
                                                         =======       =======

       NET INCOME 4TH QUARTER                           $393,720      $393,720
                                                         =======       =======

       NET INCOME YEAR END 1996                       $1,411,871    $1,411,871
                                                       =========     =========

       EARNINGS PER SHARE 4TH QTR                          $ .86         $ .87
                                                         =======       =======

       EARNINGS PER SHARE YTD                              $3.08         $3.11
                                                         =======       =======